Exhibit 99.1
Important Additional Information and Where to Find It
This communication does not constitute an offer to sell, or the solicitation of an offer to sell, or the solicitation of an offer to subscribe for or buy, any securities nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
In connection with the proposed merger, Alkermes plc will file with the SEC a registration statement on Form S-4 that will include a preliminary prospectus regarding the proposed merger and Alkermes will file with the SEC a proxy statement in respect of the proposed merger. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to Alkermes’ stockholders in connection with the proposed merger. INVESTORS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ALKERMES, EDT AND THE PROPOSED MERGER. You may obtain a copy of the registration statement and the proxy statement/prospectus (when available) and other related documents filed by Alkermes and Elan with the SEC regarding the proposed merger as well as other filings containing information about Alkermes, Elan and the merger, free of charge, through the web site maintained by the SEC at www.sec.gov, by directing a request to Alkermes’ Investor Relations department at Alkermes, Inc., 852 Winter Street, Waltham, Massachusetts 02451, Attn: Investor Relations or to Alkermes’ Investor Relations department at (781) 609-6000 or by email to financial@alkermes.com. Copies of the proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the proxy statement/prospectus can also be obtained, when available, without charge, from Alkermes’ website at www.Alkermes.com under the heading “Investor Relations” and then under the heading “SEC Filings”.
Participants in Solicitation
This communication is not a solicitation of a proxy from any Alkermes shareholder. Alkermes and its directors, executive officers and certain other members of management and employees may, however, be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in respect of the proposed merger will be set forth in the registration statement and the proxy statement/prospectus when it is filed with the SEC. You can find information about Alkermes’ directors and executive officers in its definitive proxy statements filed with the SEC on July 29, 2010. You can obtain free copies of these documents as described above.

Final Transcript
Conference Call Transcript
ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
Event Date/Time: May 09, 2011 / 12:30PM GMT

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Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
CORPORATE PARTICIPANTS
Rebecca Peterson
Alkermes, Inc. — VP Corporate Communications
Richard Pops
Alkermes, Inc. — Chairman, President, CEO
Shane Cooke
Elan Corporation, plc — EVP, CFO, Head of Elan Drug Technologies
Jim Frates
Alkermes, Inc. — SVP, CFO, Treasurer
CONFERENCE CALL PARTICIPANTS
Cory Kasimov
JPMorgan — Analyst
Terence Flynn
Goldman Sachs — Analyst
Ami Fadia
UBS — Analyst
Steve Yoo
Leerink Swann — Analyst
Biren Amin
WJB Capital Group — Analyst
Dave Windley
Jefferies & Co. — Analyst
Bill Tanner
Lazard Capital Markets — Analyst
Tom Russo
Robert W. Baird — Analyst
PRESENTATION
Operator
Welcome to the Alkermes corporate conference call. My name is Matt and I will be your operator for today’s call. At this time all participants are in a listen-only mode. Later we will conduct a question-and-answer session. Please note that this conference is being recorded.
I will now turn the call over to Ms. Rebecca Peterson. Ms. Peterson, you may begin.
Rebecca Peterson — Alkermes, Inc. — VP Corporate Communications
Thanks, Matt. Welcome to the Alkermes conference call to discuss our definitive agreement with Elan to merge with the Elan Drug Technologies business unit. With me today from Alkermes are Richard Pops, our CEO; Jim Frates, our CFO; and from Elan Drug Technologies, Shane Cooke, Executive Vice President and head of Elan Drug Technologies.
Before we begin let me remind you that during the call today we will make forward-looking statements relating to, among other things, our expectations concerning the consummation of the merger between Alkermes and EDT; potential shareholder benefits resulting from the merger; commercialization of RISPERDAL CONSTA, VIVITROL, BYDUREON, and products in EDT’s commercial portfolio; the timing of additional development activities for BYDUREON; the approval and commercialization of BYDUREON in the US and in the EU; our future financial expectations and business performance; and our expectations concerning the therapeutic value and development of our products and those of EDT.

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May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
Listeners are cautioned that these forward-looking statements are neither promises nor guarantees and are subject to risk and uncertainty. Our press release issued today and our annual report on Form 10-K for the fiscal year ended March 31, 2010, identify certain factors that could cause our actual performance to differ from the results contemplated by these forward-looking statements. We undertake no obligation to update or revise the information provided on this call as a result of new information or future results or developments.
Our annual report on Form 10-K is available from us or online through the Company website or the SEC website. Slides to accompany the call today can be found on the investor relations section of our corporate website at www.Alkermes.com.
Today, Richard Pops, will provide an overview on the proposed transaction, and Shane Cooke will provide some additional background information on EDT, followed by a discussion of the terms and financial aspects of the transaction by Jim Frates. After our remarks we will open up the call for Q&A. Now, I would like to turn over the call to Richard. Rich?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Great. Thank you, Rebecca, and hello, everybody. Greetings from Dublin. Actually we are not in Dublin anymore; we are in Athlone, Ireland, which is about an hour and a half west of Dublin.
This morning, as you just heard, we announced a definitive agreement to merge with Elan Drug Technologies, or EDT. The transaction is immediately accretive to our cash earnings, and it will bring new revenue streams, business opportunities, and scale to Alkermes. Our top-line revenues will jump to over $450 million annually, and we will become a profitable Company on a cash earnings basis.
This starts a new phase of growth for us. We are incredibly enthusiastic about this transaction, and we are quite happy to be able to announce it today, after several months of intense diligence and structuring.
It is 1.30 in the afternoon here and we have already had a full day of meetings with the Irish and European media and investors, so I can tell you already that this transaction is generating a lot of interest and excitement.
So let me begin by just outlining the key features of the transaction and give you a sense of what the new company, Alkermes plc, is going to look like. You can think of the formation of Alkermes plc as being transformative in two different dimensions, financially and operationally.
So first from a financial standpoint, Alkermes plc will be immediately profitable on a cash earnings basis, with strong and expanding adjusted EBITDA margins. Alkermes plc will have growing revenues in excess of $450 million a year from over two dozen products, including revenues from five major commercial products with long patent lives that we see driving future growth, all in significant disease areas that affect millions of patients. And as an Irish company, we leverage decades of operating history at Elan and add new financial, legal, and strategic features to Alkermes.
Second, from an operational perspective, the deal is also transformational. We believe that Alkermes plc will be one of the world’s most significant biopharmaceutical companies, with a track record of successful drug development, and an exciting pipeline of high-potential drug candidates, with particular focus in the CNS area.
The company is going to have global operational scale, headquartered in Dublin, Ireland, with approximately 1,200 employees in the US and Ireland; established R&D expertise based on proprietary technologies; world-class GMP manufacturing sites for complex drug formulations at Alkermes’ facility in Wilmington, Ohio, and EDT’s facilities in Gainesville, Georgia, and Athlone, Ireland.
We are going to have a powerful combination of expertise and financial resources to grow and maximize the value of the product portfolio. So what we are building is a new, powerful engine for near- and long-term growth.
The most immediate opportunity from the merged entity comes from the five major commercial products I mentioned. These products are largely in the early stages of the product lifecycle and positioned for strong growth trajectories in large markets.
So here is the list — AMPYRA, VIVITROL, BYDUREON, RISPERDAL CONSTA, and INVEGA SUSTENNA. So let’s take them one at a time.

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May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
AMPYRA is a potassium channel blocker, approved just last year in the US as a treatment to improve walking in patients with multiple sclerosis. It has had a rapid launch and is continuing to gain traction in the MS market. It has patent protection through 2026. Our manufacturing and royalty rate will be 18% of net sales.
VIVITROL is the first and only once-monthly extended-release injectable treatment for alcohol dependence and was recently launched in a promising new indication for the prevention of relapse to opioid dependence following opioid detoxification. VIVITROL has patent protection through 2029. This is our proprietary product; so we book all of the top-line sales.
BYDUREON is just coming out of the gate as the first once-weekly GLP-1 for type 2 diabetes with the CHMP’s recommendation for approval only a few weeks ago in Europe, and plans to refile in the US in the second half of the year. BYDUREON has patent protection through 2025 and our worldwide royalty there will be 8% of net sales globally.
Lastly, two of our most significant growth phase contributors will be the long-acting atypical antipsychotics RISPERDAL CONSTA and INVEGA SUSTENNA. For those of you who have been following our Company for a while, you will recognize the addition of INVEGA SUSTENNA to the portfolio as highly complementary.
With this transaction, Alkermes will earn substantial revenues not only from CONSTA, as we have for years, but we will also earn royalties on worldwide sales of INVEGA SUSTENNA. Thus Alkermes plc will be completely aligned with J&J’s ongoing strategy of growing the long-acting atypical class overall. This positions us as the clear leader in the long-acting antipsychotic space and removes any concerns about the competitive positioning of the two products.
The royalties that Alkermes plc will receive on SUSTENNA are on par with the net manufacturing and royalty revenues we currently earn from CONSTA. So the merger with EDT results in a win-win with respect to our position in the atypicals market.
In addition to providing significant near-term revenue growth opportunities, the combined commercial portfolio also gives us the resources to invest smartly in the combined company’s pipeline, which will serve as a springboard for the long-term growth. Both Alkermes and EDT have proven development capabilities and track records for creating innovative commercial products.
The pipeline of Alkermes plc will build upon the proprietary pipeline we have been building so actively here for the past few years and will reinforce our position as one of the most exciting companies in the CNS space. The combined pipeline will include promising candidates from both Alkermes’ and EDT’s proprietary pipelines and is focused on important disease areas where we have established expertise, such as schizophrenia, treatment-resistant depression, reward and impulse control disorders, and pain.
Late-stage candidates in this portfolio include ALKS 9070 for schizophrenia; ALKS 33 for multiple indications across various reward disorders; ALKS 33 buprenorphine combination for treatment-refractory depression and cocaine addiction; ALKS 37 for opioid-induced constipation; ZX002, an EDT-partnered product for pain with potential safety advantages; and meloxicam IV, an EDT nonsteroidal anti-inflammatory drug candidate for pain.
While this is a truly transformational transaction, some things will remain the same. The new company will be listed on the NASDAQ Stock Exchange. I will remain CEO of the new company, and senior leadership at both companies will remain intact.
Importantly, there will be continuity across the board, and we are happy to welcome the leadership from EDT, including Shane Cooke as president of Alkermes plc, who has been in key positions in Elan for the last 10 years, including serving as CFO of Elan and head of EDT. I have gotten to know Shane well over the last several months, and I am really looking forward to working with him.
And with that I will close, and I will turn it over to Shane.
Shane Cooke — Elan Corporation, plc — EVP, CFO, Head of Elan Drug Technologies
Thanks, Rich, and good morning and good afternoon to everybody. I am delighted to be joining the team and believe that the merger of Alkermes and EDT will create a lot of interest amongst the investment community.

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
The combination is an ideal fit at the right time, when both businesses are strong and positioned for growth. EDT has many commercial products, two of which — INVEGA SUSTENNA and AMPYRA — are at the beginning of their growth trajectories. More than a year after launches in the US, we have a clear sense that the revenue streams provided by these products will be a major driver for growth on top of EDT’s foundation of diversified revenues.
Further, both companies have complementary and world-class drug formulation and manufacturing capabilities and share a focus on developing medications for the treatment of CNS diseases in major markets like schizophrenia and pain, which led us to the compelling strategic conclusion that bringing these two companies together will create an organization poised to uncover innovative ideas, develop market-leading products, make a positive impact for patients, and deliver value to shareholders.
EDT is a cash generating, profitable business with a proven and successful business model. We have been focused on applying our proprietary formulation technologies to create and commercialize medicines that have a meaningful impact.
EDT has developed 35 products over its more than 40-year history, 22 of which are on the market still today. Our two principle drug technology platforms are the oral controlled-release technologies and the bioavailability enhancement platform, which includes NanoCrystal, the technology behind INVEGA SUSTENNA. I would also like to underscore here that EDT’s role as an innovator — approximately 40% of EDT’s 2010 revenue was derived from EDT-originated product ideas, including well-known brands like AMPYRA, AVINZA, NAPRELAN, and VERELAN.
EDT earns royalties on commercialized products, contract revenue from candidates that it is developing in partnership with pharmaceutical companies, and manufacturing revenues from the production of commercialized products that incorporate EDT’s proven technology as well as contract manufacturing revenues. We are confident that the combined company, Alkermes plc, will have the development and manufacturing expertise as well as the financial resources to advance the promising candidates in EDT’s proprietary pipeline and ensure uninterrupted product supply to EDT’s commercial partners.
At Elan, we have long recognized that the EDT and bioneurology businesses are different. They have different risk profiles, capital requirements, and investment time horizons.
Consequently, we explored how we might separate the businesses in a manner which would allow each business to realize its full potential, while at the same time deleveraging Elan’s balance sheet. This transaction fulfills these objectives; and importantly, the structure of the deal enables Elan to participate in this new company with a very significant potential to create future value.
On a personal level, the EDT team and I have very much enjoyed working with the Alkermes team led by Rich over the last several months, and we are very excited to be a part of the new Alkermes plc. Rich has very eloquently laid out for you the strategic rationale and the growth opportunities that lie ahead, and we share his optimism and enthusiasm for that future.
I am particularly pleased that Alkermes plc will be an Irish company headquartered in Dublin, which is a location from which to build an international business. With that, I will hand the call over to Jim. Jim?
Jim Frates — Alkermes, Inc. — SVP, CFO, Treasurer
Thanks, Shane; good day, everyone. As Rich noted earlier, in addition to all the strategic advantages offered by the formation of Alkermes plc, this transaction will result in enhanced financials and has been structured at favorable terms to Alkermes. The transaction is valued at approximately $960 million, with Elan to receive $500 million in cash and 31.9 million shares of the new Alkermes plc.
Elan’s appetite for this ownership in Alkermes plc underscores their belief that the company’s growth potential is clear and tangible. As part of its ownership, Elan has entered into a shareholder agreement which will include a firm lock-up provision designed to manage the timing and the manner in which its shares are sold, as well as an agreement to vote its shares in alignment with Alkermes plc.
Let me describe the mechanics of the transaction. Alkermes and EDT will be combined under a new holding company incorporated in Ireland, creating a financially efficient structure. Existing shareholders of Alkermes, Inc., will receive 1 share of Alkermes plc in exchange for each share of Alkermes they own at the time of the merger. This is expected to be a taxable event for our shareholders.
This transaction is expected to close in the third quarter of this calendar year. We will use a combination of our current cash and debt financing to fund the acquisition.

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
We have committed financing in place from Morgan Stanley and HSBC for $450 million. We also currently have over $290 million in cash as of March 31. So we have the flexibility in terms of how much debt we will incur.
We believe that the operating cash flow provided by the combined business will allow us to access the debt markets on favorable terms. For instance, even if we borrow all $450 million under our committed financing, our pro forma total debt to adjusted EBITDA ratio based on the trailing 12 months would be only 4.6 times, and our net debt to adjusted EBITDA would be 2.5 times. We expect these ratios to improve quickly as we grow EBITDA and pay down debt. Further, we expect cash flows from the joint business will be sufficient to repay this debt in four to five years.
Let me give you a sense of the financial picture of the combined company now. While we will provide additional results from our fiscal-year 2011 year on May 18, we can tell you that Alkermes’ revenues for the year were approximately $185 million. So that on a trailing 12 month basis as of March 31, 2011, the combined company would have had pro forma revenues of approximately $450 million and adjusted EBITDA of approximately $80 million.
Now looking forward on a pro forma basis, revenues for Alkermes plc are expected to grow from this level in fiscal 2012 and to reach double-digit growth rates in fiscal-year 2013 and beyond. Pro forma adjusted EBITDA margins for Alkermes plc are expected to be in the 15% to 20% range in fiscal-year 2012, yielding pro forma adjusted EBITDA of between $70 million and $90 million. And we expect EBITDA margins to expand to the 30% to 35% range in fiscal 2013 and beyond.
Operationally this combination is very complementary. Since EDT is a unit of Elan and does not have significant corporate overhead, there isn’t substantial overlap in our business operations. That said, approximately $20 million of annual synergies in US operations have been identified and are expected to be fully realized by fiscal 2013. We will provide further financial guidance for Alkermes plc following the closing of the transaction.
This is an exciting and financially sound transaction for us on many levels. The expansion of revenue sources significantly diversifies our existing portfolio in terms of both products and geography. We will make the transition from deriving revenues from two products to having a portfolio of 25 commercial products.
We will be immediately profitable on a cash earnings basis. We will have numerous new growth drivers and the financial strength to grow earnings while investing prudently in an exciting CNS-focused pipeline. With that, I would like to turn the call back to Rich for some closing comments. Rich?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
That’s great, Jim. Thank you; and thank you, Shane, as well. So there it is. The merger of Alkermes with EDT makes tremendous financial and strategic sense on a number of levels.
By undertaking the transaction at this time we have positioned Alkermes for faster, more diversified, and more amplified growth than would have been immediately achievable as a stand-alone business. We think the transaction offers a long list of attractive features — a stable base of cash flows and earnings; near-term and sustainable growth through currently commercialized products with no regulatory approval risk; additional business-enhancing new product candidates that contribute to further growth in the out-years; global scale in capacity; and an exciting new corporate structure, all in a package that pays for itself.
I couldn’t be more excited and optimistic about the prospects for Alkermes plc. And with that, we will open the call up for questions, and I will turn it back to Rebecca.
Rebecca Peterson — Alkermes, Inc. — VP Corporate Communications
Great. Operator, can you now queue up some questions?

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
QUESTION AND ANSWER
Operator
(Operator Instructions) Cory Kasimov, JPMorgan.
Cory Kasimov — JPMorgan — Analyst
Hey, good morning, guys. Thanks for taking the question and congrats on the deal. More importantly, Rich, I look forward to visiting you out in Dublin, hopefully sometime soon.
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
You are welcome anytime, Cory.
Cory Kasimov — JPMorgan — Analyst
So first question. Can you comment at all — I know you said you will have some more financial guidance later; but can you talk a little bit about R&D spend going forward and whether or not now you’re going to have to embark on some sort of pipeline review?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Yes, I will answer that; and then I will ask Jim to make a comment on it as well. We will provide guidance next week as we normally do in our May call on an Alkermes stand-alone basis, so you can see what we are doing with the R&D line.
The R&D line is going to go up, but not in a dramatic way. But I think that the combined company with the financial resources that it has and the portfolio that it has — absolutely we are going to have a jump ball between the top priority projects.
We will guide, I believe next week — I am quite confident next week, and I believe even when we guide for the combined company — probably with the expectation of no partnering revenues in there, simply to remove the uncertainty around that. But we are still, with such a rich portfolio and such a large geographic opportunity and ownership to a lot of these products globally, we will still be actively in the partnering, co-promoting, and strategic alliance business. But we probably won’t guide to that.
So the actual R&D spend will be the synthesis of what we spend ourselves and what comes in from the partnering side as well. Jim, do you want to elaborate on that at all?
Jim Frates — Alkermes, Inc. — SVP, CFO, Treasurer
Yes, I will add a couple things, Rich. Thanks. The EDT business spent a little bit over $50 million in R&D in their last 12-month period. As you know, Cory, we are in the range of $90 million to $100 million. So there will be a significant amount of R&D that these combined companies will have to focus on a portfolio.
As Rich said, we are going to be combining that, focusing that. We will give you a little update on where Alkermes’ plans are for fiscal-year ‘12 on a stand-alone basis.
But that is why I wanted to really stress the margins, though, and stress the fact that we think EBITDA margins are going to be expanding. Because this is a story now focused on profitability and growth, not just investing in a pipeline anymore.
Cory Kasimov — JPMorgan — Analyst
Okay, that’s helpful. Then on the issue of SUSTENNA versus CONSTA, it’s kind of weird now that they are both on the same team, from your standpoint. As you mentioned in your comments, we have talked a lot in the past about how you believe CONSTA can defend its turf. But now that you do have economics or you expect to have economics in both, can we turn around here and discuss what you think the growth outlook is for the long-acting atypical market?

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Well, I think our view on the role of long-actings globally is a bullish one, because of information that you are well aware of. That is the data showing superior outcomes for patients even who are otherwise, quote unquote, stabilized on oral atypicals, particularly in the schizophrenia indication.
Long-acting atypicals are really good medicine and I think they are also congruent with the healthcare environment that we are in, where they save systems money over time. So J&J has always argued to us that, as we have mentioned to you many times, that they see SUSTENNA and CONSTA fulfilling slightly different needs in the marketplace and providing an opportunity to grow the class overall.
We are extremely interested in that. As you know, we have 9070 in the pipeline ourselves, which is another long-acting form of an important atypical antipsychotic; in this case aripiprazole. But, generally I think that our view is bullish on the class.
Cory Kasimov — JPMorgan — Analyst
Okay. Then my last question for Jim. Can you just mention what the long-term tax implications of this deal are, now that you are going to be headquartered in Ireland?
Jim Frates — Alkermes, Inc. — SVP, CFO, Treasurer
Sure, Cory. You know, Elan has been taxed at a roughly 12.5% rate over time, so the simplest thing to do at this stage is to blend the two tax rates together. I think the overall corporate tax rate will be in the range of 20% to 25%. But we will have more color on that as we develop our projections over time.
Cory Kasimov — JPMorgan — Analyst
All right, great. That’s helpful. Thank you very much.
Operator
Terence Flynn, Goldman Sachs.
Terence Flynn — Goldman Sachs — Analyst
Hi, thanks for taking the questions this morning. Congrats as well. First, just wondering in terms of your assumptions for double-digit growth in fiscal 2013; can you just comment on, I guess, expectations for, number one, BYDUREON in the US; and then number two maybe AMPYRA in Europe; and how they play into those assumptions on growth?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Jim, why don’t you take that?
Jim Frates — Alkermes, Inc. — SVP, CFO, Treasurer
Sure, Terence; thanks. Good morning. You know, the benefit of this portfolio frankly is its breadth. As I touched on we are going to have a number of products adding to that.
I would simply say that in the planning that we did for the purchase we did not assume a European approval; so that would all be upside if things happen outside the United States in AMPYRA.
We do assume a US approval for BYDUREON along the lines of where the Street is essentially. I think actually in the long-term modeling that we have done we used numbers for BYDUREON at or below Street expectations.

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
Terence Flynn — Goldman Sachs — Analyst
Okay, great. Then in terms of — are there any products currently in Phase 3 that EDT might be eligible to receive royalty revenues on or manufacturing revenues on that we should be thinking about?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
In our modeling, the core economic model is based on AMPYRA SUSTENNA, the portfolio of approved products, and an analysis of meloxicam IV, which is in — completed Phase 2 clinical trials. But there is nothing — and, Shane, you can correct me — go ahead.
Shane Cooke — Elan Corporation, plc — EVP, CFO, Head of Elan Drug Technologies
There is a product which we have partnered with Zogenix, ZX002, which is a hydrocodone product which we would expect to have Phase 2 or Phase 3 data sometime at the end of this year, early next year. That is a product that if it gets approved we will get royalties on and we would also manufacture.
Terence Flynn — Goldman Sachs — Analyst
Okay. Thanks a lot.
Operator
Ami Fadia, UBS.
Ami Fadia — UBS — Analyst
Hi, thanks for the question. Good morning. A couple of — two quick questions actually. First of all, if you could elaborate a little bit more on EDT’s base business? I mean aside from the newer, growing products, what are your assumptions around the trajectory of growth for the base business?
Secondly, around the EBITDA margin expansion, what do you believe is going to really drive it? Is it just top-line growth, or do you expect any improvements in the spending line?
And also if you could characterize where the synergies will come from.
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Thank you, Ami. Hi. Jim, why don’t you go ahead with those?
Jim Frates — Alkermes, Inc. — SVP, CFO, Treasurer
Sure, thanks. Let me make sure I get them in order here. You know, the EDT base business as we have talked about, Ami, is going to be really driven by growth in SUSTENNA and AMPYRA. We have looked at the other breadth of the business — royalties really staying steady over time, with a slight amount of growth that has been really borne out in their historical financials.

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
In terms of the margin expansion it is really the growth coming from the products I mentioned on the EDT side, AMPYRA and SUSTENNA as well as BYDUREON and VIVITROL and RISPERDAL CONSTA, frankly, continuing to remain a major product on the Alkermes side.
You know, the key thing for us is that RISPERDAL CONSTA was 85% of our revenues last year. In the combined companies on a pro forma basis for fiscal-year 2011 it will be approximately 35%. So this transaction massively diversifies our business.
Then on the cost side — so we think the EBITDA margin expansion is going to come from growth in those key products as well as improving margins over time as we pull the synergies out of the operations in the United States. And again that is going to be generally some overlap in — some small overlap in manufacturing but mainly in our R&D spend, as we focus in on the products that we are developing together.
Then finally, I will remind you as these products grow, SUSTENNA and BYDUREON are both pure royalties for the business. So as they grow they really improve our margin in an outsized way because they are going to drop straight to the bottom line. So hopefully that gives you some color.
Ami Fadia — UBS — Analyst
Yes, thank you so much.
Operator
Steve Yoo, Leerink Swann.
Steve Yoo — Leerink Swann — Analyst
Thanks for taking my question and congratulations on the deal. So I was wondering; of the pipeline compounds in EDT, which is the one that is most exciting to you?
And now that you have the EDT business, do you have a change in R&D priorities going forward?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Hi, Steve. I am actually — when I look at the EDT business, I am excited by two major domains. Number one is the fact that they have got products that have been through the regulatory hurdles and are beginning to grow. So essentially when we were modeling the business, putting aside our respect for the technology, the oral controlled-release stuff, the nano-particulate systems, we said — can we justify this transaction and get excited about it simply based on the financial aspects of it and the quality of the products that are already through regulatory approval? And our answer to that was yes.
To answer your question, we think that the Zogenix product that Shane just mentioned as well as the meloxicam IV, which has shown some very interesting data in its Phase 2 program in pain, are interesting to us.
But when you take the basic capabilities within EDT and the track record and the experience in formulation of complex drug molecules, and you marry that with ours on the R&D side, we actually think there are going to be some new product candidates that emerge fairly quickly that neither of us would have had the capability to do independently. We like the types of development programs, as you know, in our Company that aren’t really based on brand-new biology and unproven pathways but where we can address specific medical needs that we have identified in the context of patients taking medicines every day for their diseases. And we are quite excited about what is going to come from the combination in that regard.
Steve Yoo — Leerink Swann — Analyst
Okay. Let’s see. As far as the VIVITROL patent, I believe you said 2029 on this call; whereas previously, if I remember correctly it was 2017. Was there a new patent issued, or am I missing something?

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
That was a test and you passed it. So yes, we just had a patent issue last week, a new patent on VIVITROL that takes that to that end.
Steve Yoo — Leerink Swann — Analyst
Okay. Also on the AMPYRA patent situation, I believe in US they just had a patent issued. But how about in Europe? Do they have a method of use patent out there also?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
In Europe, we are modeling really based on the data exclusivity term which is about seven years from approval.
Steve Yoo — Leerink Swann — Analyst
Okay. Thank you very much.
Operator
Biren Amin, WJB Capital.
Biren Amin — WJB Capital Group — Analyst
Hi, guys. Thanks for taking my question. I noticed on slide 16 of your deck you have included TRICOR. I just wanted to get your thoughts on that product going forward, considering it is going generic. What are your assumptions for that in 2012 and 2013?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Jim, why don’t you answer how we model the financials; then I will ask Shane to comment on the view forward.
Jim Frates — Alkermes, Inc. — SVP, CFO, Treasurer
Yes. Thank you, Biren. We do have it actually beginning to trail off, as you might expect; and it is not a major piece of our valuation going forward. Because after two years it is actually very quite small numbers that don’t play into — that don’t come into play.
Also I should note too there’s also some guaranteed minimums, which is actually how we modeled it. So those aren’t disclosed, but we are well in hand and TRICOR is not a risk for us.
Biren Amin — WJB Capital Group — Analyst
Great. Thanks.
Operator
Dave Windley, Jefferies & Company.
Dave Windley — Jefferies & Co. — Analyst
Hi, thanks for taking the questions. Rich, how does this affect your thoughts about developing products for Alkermes’ own commercialization?

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Well, I think that the premise of the whole transaction is that we are setting up stepping up now to another level of play. Where our base assumption for many years was use partners’ resources and diversification of the portfolio to assure that we would be able to build the Company stepwise; and we have done that through a series of cash flows coming in from partnered products.
VIVITROL was our first foray into the proprietary product domain. But with the financial resources here and with this nascent commercial enterprise that we are building, we have absolutely the scale and the capability to bring products to market.
Now that said, there is such a tremendous demand, as you have heard me say many times, from large pharma for innovative products with long patent life; and given the fact that so much of revenue in the pharmaceutical industry comes from markets O-US now, we see ourselves continuing to partner and collaborate while at the same time preserving commercial rights for many of these products.
So take them in turn. 9070 for example, long-acting injectable antipsychotic, we know how to sell that product in the US. In Europe, we derive so much revenue O-US from RISPERDAL CONSTA, we know that O-US markets are very, very important.
Alkermes plc has the beginning of a footprint where we could begin to build O-US. But that said, it would also be a superb product to collaborate around, which — to help us build that kind of infrastructure.
So none of these thoughts are completely fully formed now, as we get together and start to map out the business going forward. But our instinct is to capture more and more of the top line.
Dave Windley — Jefferies & Co. — Analyst
Okay, great. Jim, I wondered if the combination creates any opportunity to use more quickly or more aggressively any NOLs? Any other (multiple speakers)?
Jim Frates — Alkermes, Inc. — SVP, CFO, Treasurer
Yes, Dave, that is a great question on the NOL front. So obviously we won’t have to use the NOLs in the United States in the United States; and then Elan has some NOLs in Ireland that we will be able to use. So as we begin to do our tax planning, kind of post-deal, it is one of the definite opportunities for us.
But I would say that the strategic rationale of the deal has really been combining the companies, getting to immediate profitability, and making sure that we are not dependent on any one or two products as we go forward. So there will be an opportunity for that, and I would say more on that guidance later as we get closer to close.
Dave Windley — Jefferies & Co. — Analyst
Okay. So perhaps a slightly different way to ask the earlier question about tax rate. I think you said that you expect the combined tax rate to be somewhere in the 20% to 25% range. Is that what you expect early on with the benefit of perhaps some of these shields? Or is that more the longer-term steady-state tax rate?
Jim Frates — Alkermes, Inc. — SVP, CFO, Treasurer
Yes, David, I think it is a basic modeling of the Irish rates that Elan income is driven off of, EDT income is driven off of. So they — the basic tax rate, corporate tax rate in Ireland is 12.5%.
As we look at the US — and we will do modeling here, because the plan is to borrow in the United States; and so we’d have those interest costs borne by the US business, not by the Irish business. So overall I think as you plan out to do your DCF — that is why I gave that 20% to 25% number, so people could do long-term rates.

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
Dave Windley — Jefferies & Co. — Analyst
Got you. Okay.
Jim Frates — Alkermes, Inc. — SVP, CFO, Treasurer
Which would be an adjustment from if you were just looking at Alkermes, and a significantly positive one.
Dave Windley — Jefferies & Co. — Analyst
Right, okay. Last question for you. Is Elan — I understand the rationale here that they are taking stock to continue to participate in the ups of the combined company. What are perhaps the lock-up stipulations around that nearly 32 million shares?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
This is Rich. What we will do is we will — when we file the 8-K and file the registration statement, there will be exhaustive description of the shareholders agreement. In summary, as we said in the press release, there is a fairly well-engineered shareholder agreement that provides for a lock-up deal for a standstill and for orderly disposition of Elan’s stake over time, should they choose to do that. Because one of the key features of this deal is, as you mentioned — and I am glad you brought it up — this idea that Elan can participate in the value that we think is going to be created through the combination over time.
Dave Windley — Jefferies & Co. — Analyst
Okay, great. Thank you.
Operator
Bill Tanner, Lazard Capital.
Bill Tanner — Lazard Capital Markets — Analyst
Thanks for taking the question. For Rich, maybe for you or Shane, just want to drill down a little bit more on the EDT, just the pipeline. If anybody could speak qualitatively as to perhaps maybe the number of products that are currently in develop or the addressable markets. And then somebody could remind us on the underlying technology, what is the durability I guess of it from an IP perspective.
And then I have one more.
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Yes, I will start, Bill; hi. I think that it is important for us to say for the purposes of modeling and for the disclosure that we are making today we really just decided to pick on the products that we think are the ones that are driving value. There’s a whole host of product candidates and opportunities within EDT.
So we won’t take you through the whole litany of it today. We are going to go through a very extensive winnowing process on both sides of our R&D to make sure that we come up with the best candidates to share with you. But what that as a preamble, I will ask Shane to comment on that.

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
Shane Cooke — Elan Corporation, plc — EVP, CFO, Head of Elan Drug Technologies
Yes, Bill. I think if you look at — the core technologies are, the ones that we refer to, are the oral controlled-release technologies and also the NanoCrystal technology, which has a whole host of patents covering it and its application to various compounds and various methodologies out for many years to come.
Then if you look at the pipeline, we have highlighted I suppose the later-stage ones, being meloxicam and the hydrocodone product that we have partnered with Zogenix. There is probably a dozen more compounds that we have that are in the clinic with partners of ours which we would expect to be coming through to the market over the next several years.
Bill Tanner — Lazard Capital Markets — Analyst
Okay. Then maybe, Rich, just one last one for you. Do you anticipate that the activity just in terms of trying to leverage the technology with partners, is that something that is going to increase or decrease under Alkermes, I guess, as it was previously under Elan — or stay the same?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
I think that we have so much opportunity on the proprietary pipeline — and when you run the numbers, the value of these pipeline projects, even if we were to move them forward into human proof-of-concept and then partner them, is so much higher than just the incremental lower-royalty drug delivery deal that I think that will probably be done by exception.
Now, on the manufacturing side EDT has a very, very strong record of manufacturing complex pharmaceutical products for pharma. I think that there is actually an opportunity and a growing opportunity to do more manufacturing of certain dosage forms for big pharma. So we will continue to be a very actively partnering kind of company.
Bill Tanner — Lazard Capital Markets — Analyst
Okay, great.
Shane Cooke — Elan Corporation, plc — EVP, CFO, Head of Elan Drug Technologies
Maybe I would just like to endorse that, because it is something that we in EDT find so attractive in this merger as well, is that we have been moving more towards creating our own proprietary pipeline and having less of an emphasis on partnered projects, although it’s still a very important part of the business.
I think part of the rationale from an EDT perspective is that this accelerates that very, very rapidly for us as a business construct.
Bill Tanner — Lazard Capital Markets — Analyst
Okay, thanks very much.
Rebecca Peterson — Alkermes, Inc. — VP Corporate Communications
Operator, I think we have time for one more question, please.
Operator
Tom Russo, Baird.

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May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
Tom Russo — Robert W. Baird — Analyst
Good morning and thanks for sneaking me in. Just to I guess go a little further on that last point, I think we have seen Alkermes anyway in the last couple of years move away from drug delivery and in the direction of earlier stage discovery. Is that — should we expect — I wanted to distinguish between proprietary projects that could be also in drug delivery and just get a sense of what your preference is for the combined company going forward, for earlier stage discovery versus drug delivery projects?
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
Thanks, Tom. I will take that one. I just went to be clear on the semantics. I don’t think we do very much early-stage discovery period at Alkermes in the classic definition in pharma of Capital D Discovery, where we’re looking at new biology, new pathways.
Early-stage for us are things that are in the early stages of formulation, conception, and human clinical trials. But what we like to do is put things into the clinic where we can get to human proof-of-concept quite quickly, and with the achievement of human proof-of-concept move with a high degree or a higher degree of confidence into the pivotal, more expensive phases of their development.
I think take 9070 as an example of that, where it is well known that aripiprazole is an effective antipsychotic drug. The study we are running right now is an early-stage study, right? It is a Phase 1/2 type study. But when that study is complete this year and we have data on the pharmacokinetic profile of 9070, we will know with a high degree of certainty whether it makes sense to proceed into pivotal studies with that drug.
Likewise with ALKS 37 and opiate-induced constipation where the mechanism of action, a new receptor blockade in the gut, makes sense. We know pharmacologically it makes sense.
So in the combined company, if you cruise around the laboratories you’re not going to find people in labs working on new biology. You’re going to find people applying these technologies and insight into disease areas that we think we have an upper hand or with formulation insights that we think give us an upper hand.
Tom Russo — Robert W. Baird — Analyst
Okay, thanks.
Richard Pops — Alkermes, Inc. — Chairman, President, CEO
You’re very welcome.
Rebecca Peterson — Alkermes, Inc. — VP Corporate Communications
Everyone, thank you very much for dialing in today. If you have any additional questions, please don’t hesitate to call investor relations at Alkermes. Thanks; have a good day.
Operator
Thank you, ladies and gentlemen. This concludes today’s conference. Thank you for participating. You may now disconnect.

Final Transcript
May 09, 2011 / 12:30PM GMT, ALKS — Alkermes to Merge with Elan Drug Technologies (EDT) to Create Alkermes plc Conference Call
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